CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 40 to the registration statement on Form N-1A (the “Registration Statement”) of our report dated November 8, 2010, relating to the financial statements and financial highlights appearing in the September 30, 2010 Annual Reports to Shareholders of Vanguard Growth and Income Fund, and of our report dated November 17, 2010 relating to the financial statements and financial highlights appearing in the September 30, 2010 Annual Reports to Shareholders of Vanguard Structured Broad Market Fund, Vanguard Structured Large-Cap Equity Fund, Vanguard Structured Large-Cap Growth Fund, and Vanguard Structured Large-Cap Value Fund (comprising Vanguard Quantitative Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, PA

January 25, 2011